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                                                                  Exhibit 23.2

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Labor Ready, Inc.
Tacoma, Washington

We hereby consent to the incorporation by reference of our report, dated February 24, 1997, relating to the consolidated financial statements of Labor Ready, Inc. as of December 31, 1996 and for the two year period then ended included in the Company's Form 10-K for the year ended December 31, 1997, into the Company's previously filed Registration Statement on Form S-8 Nos. 333-36191, 333-16455 and 333-16459.

                         /s/ BDO Seidman, LLP


March 25, 1998
Spokane, Washington